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                                                                    EXHIBIT 10.1




August 30, 1996

Mr. James H. Price
Vice President - Finance
Southern Mineral Corporation
500 Dallas, Suite 2800
Houston, Texas 77002-4708

         RE: Amendment to Credit Agreements between Southern Mineral Corporation et al and Compass Bank dated as of December 20, 1995, covering the Term Loan of $4,000,000 and the Reducing Revolving Line of Credit of up to $25,000,000

Dear Jim,

Effective as of August 30, 1996, Section 2.7 (a) of the Credit Agreement for the Reducing Revolving Line of Credit shall be amended to read as follows:

         "The Borrowing Base as of August 30, 1996, is acknowledged by the Borrower, the Co-Borrowers and the Lender to be $11,700,000. Commencing on October 1, 1996, and continuing thereafter on the first day of each calendar month until the earlier of the date such amount is redetermined or the Commitment Termination Date, the amount of the Borrowing Base shall be reduced by $175,000."

Also, effective as of August 30, 1996, Section 6.7 (b) of both above-referenced Credit Agreements shall be amended to read as follows:

         "an aggregate of up to $1,500,000 in Southern Links Group,"

Please acknowledge your agreement by signing below.

Sincerely,



Dorothy Marchand Wilson
Vice President

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Mr. James H. Price
August 30, 1996

Acknowledged and Agreed:

SOUTHERN MINERAL CORPORATION

By:     ____________________________________________________

Name:   ____________________________________________________

Title:  ____________________________________________________

Date:   ____________________________________________________